In re Farmland Transportation		Case No. 02-50564
A Missouri Corporation

MONTHLY OPERATING REPORT SUMMARY
FOR THE MONTH OF SEPTEMBER, 2003

REVENUE
Gross Income		$ -
Less Cost of Goods Sold		$ -
Materials	$ -
Direct Labor	$ -
Overhead	$ -
Gross Profit		$ -

OPERATING EXPENSES
Owner/Officer-Draws/Salaries	$ -
Other Employee Salaries	$ -
Advertising and Marketing	$ -
Insurance	$ -
Payroll Taxes	$ -
Lease and Rent	$ -
Telephone and Utlities	$ 5.98
Attorney and other Professional Fees	$ 6,000.00
UST Quarterly Fees	$ -
Other Expenses	$ 10,058.12
Total Operating Expenses		$ 16,064.10
Net Income (Loss)		($16,064.10)

CURRENT ASSETS
Accounts Receivable at end of month		$ 600,636.88
Increase (Decrease) in AR for month		$ (112,905.10)
Inventory at end of month		$ -
Increase (Decrease) in Inventory for month		$ -
Cash at end of the month		$ (1,241.40)
Increase (Decrease) in Cash for month		$ -

LIABILITIES
Increase (Decrease) in post-petition debt		$ 6,005.98
Increase (Decrease) in pre-petition debt		$ -
Taxes Payable:
Federal Payroll Taxes	$ -
State Payroll Taxes	$ -
Local Payroll Taxes	$ -
State Sales Taxes	$ -
Real Estate and Personal	$ -
Property Taxes	$ -
Other (footnote)	$ -
Total Taxes Payable		$ -

Footnote:
PRE Fed Income Tax	0.00